UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 2, 2019

SPIRIT REALTY CAPITAL, INC.

SPIRIT REALTY, L.P.

(Exact name of registrant as specified in its charter)

Maryland	001-36004	20-1676382
(Spirit Realty Capital, Inc.)		(Spirit Realty Capital, Inc.)

Delaware	333-216815-01	20-1127940
(Spirit Realty, L.P.)		(Spirit Realty, L.P.)

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2727 North Harwood Street, Suite 300

Dallas, Texas 75201

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (972) 476-1900

Not Applicable

(Former name or former address, if changed since last report.)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.05 par value per share	SRC	New York Stock Exchange
6.000% Series A Cumulative Redeemable Preferred Stock, $0.01 par value per share	SRC-A	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Spirit Realty Capital, Inc.:	Emerging growth company ☐

Spirit Realty, L.P.:	Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    Spirit Realty Capital, Inc.:  ☐     Spirit Realty, L.P.:  ☐

Introductory Note

Unless otherwise indicated or unless the context requires otherwise, all references in this report to “we,” “us,” “our,” “our company,” or “the Company” refer to Spirit Realty Capital, Inc., together with its consolidated subsidiaries, including Spirit Realty, L.P., our “operating partnership.”

Item 8.01.	Other Events.

On May 2, 2019, the Company entered into (a) forward sale agreements with each of J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated (or affiliates thereof) (in such capacities, the “forward purchasers”), and (b) together with the operating partnership, an underwriting agreement (the “underwriting agreement”) with J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the several underwriters named therein (collectively, the “underwriters”), the forward purchasers and the forward sellers referred to below, relating to the forward issuance and sale of up to 11,500,000 shares of our common stock at a public offering price of $41.00 per share (the “offering”).

On May 3, 2019, in connection with the exercise in full by the underwriters of their option pursuant to the underwriting agreement to purchase additional shares of our common stock to cover overallotments, the Company entered into forward sale agreements with each of the forward purchasers relating to the forward issuance and sale of an aggregate of 1,500,000 shares of our common stock at a public offering price of $41.00 per share.

On May 7, 2019, the forward purchasers or their affiliates borrowed and sold (in such capacities, the “forward sellers”) an aggregate of 11,500,000 shares of our common stock to the underwriters in connection with the closing of the offering. We intend (subject to our right to elect cash or net share settlement subject to certain conditions) to deliver, upon physical settlement of the forward sale agreements on one or more dates specified by us occurring no later than November 2, 2020, an aggregate of 11,500,000 shares of our common stock to the forward purchasers in exchange for cash proceeds per share equal to the applicable forward sale price, which will be the public offering price less the underwriting discount, subject to certain adjustments as provided in the forward sale agreements.

The shares were offered and sold under a prospectus supplement and related prospectus filed with the Securities and Exchange Commission pursuant to our effective shelf registration statement on Form S-3 (File Nos. 333-220618 and 333-220618-01). Copies of the underwriting agreement and each forward sale agreement are attached as exhibits to this Current Report on Form 8-K and are incorporated herein by reference. The summary set forth above is qualified in its entirety by reference to such exhibits.

In connection with the filing of the prospectus supplement, we are filing as Exhibit 5.1 to this Current Report on Form 8-K an opinion of our counsel, Ballard Spahr LLP, regarding certain Maryland law issues regarding our common stock.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
1.1	Underwriting Agreement, dated May 2, 2019, by and among Spirit Realty Capital, Inc., Spirit Realty L.P., and J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the several underwriters named therein, J.P. Morgan Securities LLC and Bank of America, N.A., each in its capacity as a forward seller, and JPMorgan Chase Bank, National Association and Bank of America, N.A., each in its capacity as a forward purchaser.

1.2	Confirmation of Registered Forward Transaction, dated May 2, 2019, by and between Spirit Realty Capital, Inc. and JPMorgan Chase Bank, National Association.

1.3	Confirmation of Registered Forward Transaction, dated May 2, 2019, by and between Spirit Realty Capital, Inc. and Bank of America, N.A.

1.4	Confirmation of Registered Forward Transaction, dated May 3, 2019, by and between Spirit Realty Capital, Inc. and JPMorgan Chase Bank, National Association.

1.5	Confirmation of Registered Forward Transaction, dated May 3, 2019, by and between Spirit Realty Capital, Inc. and Bank of America, N.A.

5.1	Opinion of Ballard Spahr LLP.

23.1	Consent of Ballard Spahr LLP (included in Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

Date: May 7, 2019

SPIRIT REALTY CAPITAL, INC.

By:	/s/ Michael Hughes
Michael Hughes
Executive Vice President and Chief Financial Officer

SPIRIT REALTY, L.P.

By:	Spirit General OP Holdings, LLC, as general partner of Spirit Realty, L.P.

By:	/s/ Michael Hughes
Michael Hughes
Executive Vice President and Chief Financial Officer